                                                                 EXHIBIT 10.15


                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               CLARK/BARDES, INC.

                                       AND

                                 HENRY J. SMITH

                                 AUGUST 22, 1997

                                TABLE OF CONTENTS

SECTION                                                                                                         Page

1.       PURCHASE AND SALE OF SHARES..............................................................................1

         1.1      Purchase and Sale of Shares.....................................................................1

         1.2      Consideration for Sale and Transfer of the Shares...............................................1

         1.3      Sale of Smith Shares............................................................................2

         1.4      Closing.........................................................................................2

         1.5      Closing Documents of Seller.....................................................................2

         1.6      Closing Documents of Buyer......................................................................3


2.       REPRESENTATIONS AND WARRANTIES OF SELLER.................................................................3

         2.1      Ability and Authorization to Carry Out Agreement; Consents......................................3

         2.2      Consents and Approvals..........................................................................4

         2.3      Litigation......................................................................................4

         2.4      Accuracy of Representations.....................................................................4

         2.5      Title to Shares.................................................................................4

         2.6      Ownership of Shares.............................................................................5


3.       REPRESENTATIONS AND WARRANTIES OF BUYER..................................................................5

         3.1      Organization of Buyer...........................................................................5

         3.2      Authorization of and Ability to Perform Agreement...............................................5

         3.3      Accuracy of Representations.....................................................................5

4.       COVENANTS OF SELLER AND BUYER............................................................................6

         4.1      Covenants of Seller.............................................................................6

         4.2      Covenants of Buyer..............................................................................6

         4.3      Covenants of Seller and Buyer...................................................................6


5.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS..............................................................6

         5.1      Form Satisfactory to Buyer's Counsel............................................................6

         5.2      Representations and Warranties; Certificates of Compliance......................................6

         5.3      Litigation......................................................................................7

         5.4      Changes.........................................................................................7

         5.5      Delivery of Documents...........................................................................7

         5.6      Financing.......................................................................................7

         5.7      Waiver..........................................................................................7

6.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.............................................................7

         6.1      Form Satisfactory to Seller's Counsel...........................................................7

         6.2      Representations and Warranties; Compliance with Conditions......................................7

         6.3      Litigation......................................................................................8

         6.4      Delivery of Documents...........................................................................8

         6.5      Waiver..........................................................................................8


7.       TERMINATION..............................................................................................8

8.       OTHER AGREEMENTS.........................................................................................9

                  8.1      Election to Close Buyer's Tax Year.  ..................................................9

                  8.2      Approval of Related Financing.  .......................................................9

                  8.3      Approval of BCSI Acquisition and Related Financing.  ..................................9

                  8.4      Rights to Profits or Future Distributions.  ..........................................10

                  8.5      S Corp. Termination.  ................................................................10


9.       ARBITRATION.............................................................................................10

10.      SURVIVAL OF WARRANTIES, REPRESENTATIONS AND
         AGREEMENTS..............................................................................................10

11.      NOTICES.................................................................................................10

12.      ENTIRE AGREEMENT........................................................................................12

13.      AMENDMENTS..............................................................................................12

14.      SPECIFIC PERFORMANCE....................................................................................12

15.      FURTHER ASSURANCES......................................................................................12

16.      REMEDIES CUMULATIVE; NO WAIVER; PERSONS LIABLE..........................................................12

17.      COUNTERPARTS; CAPTIONS; PRONOUNS........................................................................13

18.      PARTIES IN INTEREST.....................................................................................13

19.      APPLICABLE LAW..........................................................................................13

                                    EXHIBITS


Exhibit A         - Novation Agreement
Exhibit B         - Settlement Agreement

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (this "Agreement") made and entered into as of the ___ day of August, 1997, by and among CLARK/BARDES, INC., a Texas corporation ("Buyer"), and HENRY J. SMITH ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller owns 1,404,340 of certain issued and outstanding capital stock of Clark/Bardes, Inc. (the "Shares"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the issued and outstanding shares of capital stock of Clark/Bardes, Inc. upon the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the above premises and of the mutual covenants and promises contained herein, the parties hereto agree as follows:

         1.    PURCHASE AND SALE OF SHARES

         1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, in reliance on the representations and warranties of Buyer, and in consideration of the obligations of Buyer herein provided, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and the Buyer hereby agrees to purchase from the Seller at the closing provided for in Section
1.2 hereof (the "Closing"), an
aggregate of 1,404,340 of the Shares in accordance with the terms and conditions of this Agreement, free and clear of any and all liens, security interests, mortgages, charges, restrictions, adverse claims, encumbrances and rights of other persons of every nature and description whatsoever.

         1.2 Consideration for Sale and Transfer of the Shares. Subject to the terms and conditions of this Agreement, in reliance on the representations and warranties of Seller, and in consideration of the obligations of Seller herein provided and such sale, conveyance, transfer, assignment and delivery by Seller at the Closing of all of the Shares and the execution and delivery by Seller of the other documents provided for herein, Buyer agrees to pay Seller an amount equal to $2.40 per Share and, in the aggregate, an amount equal to Three Million Three Hundred Seventy Thousand Four Hundred Sixteen Dollars ($3,370,416) (the "Purchase Price"). The Purchase Price shall be payable as follows: (i) cash payment to the Seller by certified or official bank check to the order of Seller or its assigns or by wire transfer of immediately available funds in the amount of Three Million Thirty Three Thousand Three Hundred Seventy-Four Dollars ($3,033,374); and (ii) delivery to Seller of a Promissory Note of Buyer in the amount of Three Hundred Thirty Seven Thousand Forty-Two Dollars ($337,042) (the "Promissory Note") dated as of the date of Closing.


         1.3 Sale of Smith Shares. Within 90 days after the Closing, the Buyer shall use its best efforts to offer up to 1,400,000 of the Shares purchased by Buyer hereunder at a price of $2.40 per share or such other price as determined in the sole discretion of Buyer, which may include one or more present shareholders of Buyer and may exclude Seller; provided, however, that Buyer shall apply the net proceeds (after deducting all applicable discounts, attorney and accountant fees and other transaction costs) to prepay the Promissory Note (as defined in
Section 1.2 hereof) and those certain Promissory Notes to be issued to certain shareholders of the Buyer pursuant to that certain Stock Purchase Agreement dated as of August 22, 1997 by and among the Buyer, Steven J. Cochlan ("Cochlan"), Malcolm N. Briggs ("Briggs"), G.F. Pendleton III ("Pendleton") and Don R. Teasley ("Teasley") (the "Cochlan Group Purchase Agreement"), taken together on a pro rata basis in the proportion which (x) the then outstanding principal amount of each such Promissory Note bears to (y) the total of the then outstanding principal amounts of all such Promissory Notes.

         1.4 Closing. The Closing of the transactions contemplated by this Agreement shall be on or prior to August 29, 1997, or on such other date as may be mutually agreed upon by Buyer and Seller or as otherwise determined hereunder (the "Closing Date"). At the Closing, the parties will exchange the various documents and take such other actions as contemplated by this Agreement. The exchanges herein provided shall take place commencing at 10:00 a.m., local time, on the Closing Date, at the offices of Vedder, Price, Kaufman & Kammholz, 222 N. LaSalle Street, Chicago, Illinois.

         1.5 Closing Documents of Seller. At the Closing, the Seller shall deliver or cause to be delivered to Buyer the following duly executed documents and other items:

                           (i) Good and valid certificates representing all of
the Shares, free and clear of any and all liens, security interests, mortgages, charges, restrictions, adverse claims, encumbrances and rights of other persons of every nature and description whatsoever, duly endorsed for transfer to Buyer or accompanied by duly executed stock powers, with all applicable transfer taxes, if any, paid;

                           (ii) All necessary approvals or consents of third parties to the purchase and sale of the Shares and consummation of the transactions provided for herein;

                           (iii) A certificate of accuracy of representations and warranties and compliance with covenants executed by the Seller;

                           (iv) A Novation Agreement (the "Novation Agreement") regarding that certain Stock Purchase Agreement (dated as of February 28, 1997 among Seller, W.T. Wamberg ("Wamberg"), Mel G. Todd ("Todd"), Frank Kelly, George V. Blaha, Jr., William Chatfield ("Chatfield") and Bennett Meyer ("Meyer") in the form of Exhibit A hereto;

                           (v) A Settlement Agreement dated as of August 22, 1997 among Wamberg, the Buyer, the Seller, Todd, Briggs, Cochlan, Pendleton and Teasley (the "Settlement Agreement") in the form of Exhibit B hereto;

                           (vi) The written opinions of counsel for the Sellers relating to certain representations and warranties of Sellers which are reasonably satisfactory to Buyer and to Buyer's Lenders referred to in Paragraph 8.2;

                           (viii) Such other documents and actions as shall
reasonably be required by Buyer or by its counsel.

         1.6 Closing Documents of Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to Seller, or such other persons as appropriate, the following duly executed documents and other items:

                           (i) The cash portion of the Purchase Price as
provided for in Section 1.2(i) hereof;

                           (ii) The executed Promissory Note as provided for in
         Section 1.2(ii) hereof;

                           (iii) A certificate of accuracy of representations and warranties and compliance with covenants executed by the Buyer;

                           (iv) The written opinion of counsel for the Buyer
relating to certain representations and warranties of Buyer which is reasonably satisfactory to Sellers and to Buyer's Lenders referred to in Paragraph 8.2; and

                           (v) Such other documents and actions as shall reasonably be required by Seller or by his counsel.

         2.    REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants to and covenants with Buyer as follows:

         2.1 Ability and Authorization to Carry Out Agreement; Consents. Seller has the full capacity, right, power and authority to enter into, execute and deliver this Agreement, the Office Agreement, the Novation Agreement, the Settlement Agreement and the Shareholder Agreement (collectively, the "Related Agreements"), to consummate the transactions contemplated by this Agreement and the Related Agreements, to comply with and fulfill the terms and conditions of this Agreement and the Related Agreements, and to sell, transfer, assign and deliver all of his Shares to the Buyer as provided for in this Agreement. This Agreement and the Related Agreements constitute valid and binding obligations of the Seller, enforceable in accordance with their terms and conditions. Neither the execution and delivery of this Agreement or any Related Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Seller with any of the provisions of this Agreement or any Related Agreement will:

               (a) Conflict in any material respect with, violate, result in a breach of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, contract, commitment, agreement, understanding, arrangement, restriction or other instrument or obligation to which the Seller is a party or by which the Seller or any of his respective properties or assets may be bound or subject;

               (b) Violate in any material respect any judgment, order, writ, injunction, or decree of any court, administrative agency, or governmental agency or body or any law or regulation applicable to the Seller or his properties, assets, or Shares; or

               (c) Constitute an event of which, with or without notice, lapse of time, or action by a third party, could result in the creation of any lien, charge, or encumbrance upon his Shares.

         2.2 Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Agreements by the Seller and the consummation by the Seller of the transactions contemplated hereby or thereby will not require any notice to, or consent, authorization or approval from any court or governmental authority or any other third party.

         2.3 Litigation. To the best of the Seller's knowledge, there is no action, suit or proceeding or governmental investigation, judgment, order, writ, injunction or decree outstanding, pending or threatened against or relating to the Seller or his Shares before any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, nor does the Seller know or have reasonable grounds to know of any basis for any such action.

         2.4 Accuracy of Representations. No representation or warranty of the Seller contained in this Agreement and no statement contained in any exhibit, certificate, list, schedule or other document referred to in this Agreement contains or will contain any untrue statement of any material fact, or omits or will omit to state any material fact necessary to make the statements contained therein or herein not false or misleading.

         2.5 Title to Shares. The Seller represents and warrants to the Buyer that he has good title to, and is the beneficial and record owner of, all of his Shares free and clear of any and all liens, security interests, mortgages, charges, restrictions, adverse claims, encumbrances and rights of other persons of every nature and description whatsoever.

         2.6 Ownership of Shares. The Seller represents and warrants to the Buyer that he owns no other shares in the Buyer and has no other rights in, or other rights to acquire, any shares of the Buyer other than the Shares.

         3.    REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller as follows:

         3.1 Organization of Buyer. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of its incorporation with full corporate power to execute and deliver this Agreement and to carry out its obligations hereunder.

         3.2 Authorization of and Ability to Perform Agreement. The execution, delivery and performance of this Agreement and all other documents in connection herewith by Buyer have been duly and validly authorized by the Board of Directors of the Buyer and all requisite corporate action has been taken to make them valid and binding upon Buyer in accordance with their respective terms. The Buyer has the corporate power and authority to enter into, execute and deliver this Agreement and the Related Agreements to which it is a party (the "Buyer Related Agreements"), to consummate the transactions contemplated by this Agreement and the Buyer Related Agreements, and to comply with and fulfill the terms and conditions of this Agreement and the Buyer Related Agreements. This Agreement and all Buyer Related Agreements each constitute a valid and binding obligation of the Buyer, enforceable in accordance with their respective terms and conditions. Neither the execution and delivery of this Agreement or any Buyer Related Agreement, nor the consummation of the transactions contemplated hereby or thereby will violate any provision of the Buyer's Articles of Incorporation or Bylaws, or result in a breach of any condition or provision of, or constitute a default under, any indenture, agreement or other instrument to which Buyer is a party and which would prohibit the Buyer from performing its obligations under this Agreement or any Buyer Related Agreement.

         3.3 Accuracy of Representations. No representation or warranty of Buyer contained in this Agreement and no statement contained in any certificate, list, schedule, exhibit or other document referred to in this Agreement contains or will contain any untrue statement of any material fact, or omits or will omit to state any material fact necessary to make the statements contained therein or herein not false or misleading.

         4.    COVENANTS OF SELLER AND BUYER

         4.1 Covenants of Seller. Prior to Closing if required by Buyer's lenders referred to in Paragraph 8.2 or 8.3, Seller:

               (a) Agrees to vote all of his shares of Buyer's capital stock in favor of: (i) Buyer's purchase of the Shares hereunder, Buyer's purchase of its shares under the Cochlan Group Purchase Agreement referred to in Paragraphs 1.3
(a) and 8.3 and Buyer's purchase of assets of BCSI referred to in Paragraph 8.4, and (ii) all equity or debt financing arrangements approved by the Buyer for purposes of funding working capital requirements and said transactions, including the financing arrangements referred to in Paragraphs 8.2 and 8.3; and

               (b) Agrees to vote all of his shares of Buyer's capital stock in favor of any merger or reorganization where the purpose of such merger or reorganization is to change the Buyer's state of incorporation from a Texas corporation to a corporation organized in Delaware or some other state of the Buyer's choosing, and the Seller hereby expressly waives any statutory dissenters' rights with respect thereto.

         4.2 Covenants of Buyer. Buyer hereby agrees to use its best efforts to obtain financing for the transactions contemplated hereunder which is reasonably satisfactory to the Buyer. Buyer hereby agrees to notify Seller or a representative of the Seller upon Buyer's execution of a binding term sheet with respect to such financing.

         4.3 Covenants of Seller and Buyer. Seller and Buyer hereby agree that the Option Agreement between Buyer and Seller dated as of January ___, 1996 with respect to any shares of the Buyer owned by Seller as of December 6, 1997 is hereby terminated.

         5.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

         All obligations of Buyer under this Agreement to consummate the purchase and sale of the Shares and the other transactions contemplated hereby are subject to the fulfillment prior to or at the Closing of each of the following conditions:

         5.1 Form Satisfactory to Buyer's Counsel. All proceedings taken by the Seller in connection with the transactions contemplated herein and all instruments and documents required to be furnished by him in connection herewith or incident hereto shall be reasonably satisfactory to Buyer's counsel.

         5.2 Representations and Warranties; Certificates of Compliance. All representations and warranties of Seller contained in this Agreement or in any certificate or document heretofore delivered to Buyer or hereafter delivered to Buyer pursuant hereto shall be deemed to have been made again at the Closing and shall be true and correct in all material respects both on the date of this Agreement and as of the Closing; and all agreements and conditions required by this Agreement to be performed or satisfied prior to or at the Closing (except agreements on the part of Buyer) shall have been fulfilled in all material respects; and Buyer shall have completed its due diligence review and be satisfied that all of the covenants, representations and warranties contained herein are true and correct; and Buyer shall have been furnished with the certificate of Seller dated the Closing Date, certifying as to such truth, correctness and fulfillment.

         5.3 Litigation. No action or proceeding shall have been instituted or threatened by third parties against Buyer or Seller to restrain or prohibit, or to obtain damages in respect of, the transactions contemplated by this Agreement if such action or proceeding in the reasonable opinion of Buyer makes it inadvisable to consummate such transactions other than the action pending in the 44th Judicial District Court, Dallas, Texas, as No. 97-03623, which has never been served on any defendant and is settled in all respects under the Settlement Agreement.

         5.4 Changes. Buyer shall have, between the date of this Agreement and the Closing, experienced no adverse change in its financial condition, assets, liabilities or business, other than changes in the ordinary course of business, none of which shall have been materially adverse.

         5.5 Delivery of Documents. Sellers shall have delivered to Buyer the instruments and documents referred to in Section 1.5 hereof and any other documents referred to elsewhere in this Agreement.

         5.6 Financing. Buyer's lenders shall have approved financing arrangements on terms which are satisfactory to the Buyer and delivered all funds to be provided under such arrangements.

         5.7 Waiver. Any of the foregoing conditions may be waived in writing by Buyer.

         6.    CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

All obligations of the Seller under this Agreement to consummate the purchase and sale of the Shares and the other transactions contemplated hereby are subject to the fulfillment prior to or at the Closing of the following conditions:

         6.1 Form Satisfactory to Seller's Counsel. All proceedings taken by Buyer in connection with the transactions contemplated herein and all instruments and documents required to be furnished by it in connection herewith or incident hereto shall be reasonably satisfactory to Seller's counsel.

         6.2 Representations and Warranties; Compliance with Conditions. All representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant hereto shall be deemed to have been made again at the Closing and shall be true in all material respects as of the Closing; and Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

and Seller shall have been furnished with certificates of appropriate officers of Buyer dated the Closing Date, certifying to the fulfillment of the foregoing conditions.

         6.3 Litigation. No action or proceeding shall have been instituted or threatened by third parties against Buyer or the Seller to restrain or prohibit, or to obtain damages in respect of, the transactions contemplated by this Agreement if such action or proceeding in the reasonable opinion of the Seller makes it inadvisable to consummate such transactions other than the action pending in the 44th Judicial District Court, Dallas, Texas as No. 97-03623, which has never been served on any defendant and is settled in all respects under the Settlement Agreement.

         6.4 Delivery of Documents. Buyer shall have delivered to Seller the payments, instruments and documents referred to in Section 1.6 hereof and any other documents referred to elsewhere in this Agreement.

         6.5 Waiver. Any of the foregoing conditions may be waived in writing by the Seller.

         7.    TERMINATION.

         7.1   This Agreement may be terminated at any time prior to the
Closing:

               (a) By mutual consent of Buyer and the Seller; or



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

               (b) At the option of Buyer upon the nonsatisfaction of any of the conditions precedent set forth in Section 5 hereof, which in the reasonable judgment of Buyer, cannot be corrected or cured on or prior to the Closing Date; or

               (c) At the option of Seller upon the nonsatisfaction of any of the conditions precedent set forth in Section 6 hereof, which in the reasonable judgment of the Seller, cannot be corrected or cured on or prior to the Closing Date.

         7.2 Either Buyer or Seller may, at its/his election, waive in writing any of its/his rights to terminate this Agreement because of the failure to satisfy the conditions set forth in Sections 5 or 6, and shall be deemed to have waived such rights to terminate this Agreement upon consummation of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any such condition or otherwise. In addition, the party entitled to waive such rights or conditions may withhold payment or delivery of other closing documents until, and may require performance or fulfillment of such conditions or obligations by the breaching party. No party shall be liable to any other party for any damages or expenses attributable to a termination permitted by Sections 5 or 6, unless such termination results from the breach of any of the terms of this Agreement.

         8.    OTHER AGREEMENTS.

         8.1 Election to Close Buyer's Tax Year. The parties hereto recognize that the contemplated purchases of shares of the Buyer's capital stock pursuant to this Agreement will, if all other requirements are satisfied, make available the election under Section 1377(a)(2) of the Internal Revenue Code. Accordingly, Buyer and Seller agree that:

               (a) Buyer shall use its best efforts to obtain the necessary consents of all holders of Buyer's capital stock during the 1997 taxable year to such an election by the Buyer and take such other action as is appropriate to make such an election effective; and

               (b) Seller agrees to and hereby does consent to such an election, will obtain the consent of any other party having an interest in his shares as required for such election, and will cooperate with Buyer in all other respects in order to make such election effective.


         8.2 Approval of Related Financing. Seller acknowledges that he has had full access to information and opportunity to become fully informed concerning secured debt financing arrangements, which include the issuance of warrants for capital stock of Buyer, between Buyer and certain lenders for the purposes of Buyer's purchases of the Shares under this Agreement and Buyer's purchase of shares of its capital stock under the Cochlan Group Purchase Agreement and is in a position to make an informed decision with respect thereto. Seller hereby consents to such transactions and agrees that Buyer may take all actions which in the sole discretion of Buyer are considered necessary or appropriate to carry out the intent of such transactions.

         8.3 Approval of BCSI Acquisition and Related Financing. Seller acknowledges that he he has had full access to information and opportunity to become fully informed concerning the terms and conditions and other information related to the potential acquisition by Buyer of the assets of Bank Compensation Strategies, Inc. ("BCSI") and the related secured debt financing arrangements between Buyer and certain lenders for such purposes, and is in a position to make an informed decision regarding such acquisition and financing transactions. Seller hereby consents to the BCSI acquisition and related financing transactions and, if requested, agrees to vote all of his shares of Buyer's capital stock in favor of such transactions. Seller agrees that Buyer may take all actions which in the sole discretion of Buyer are considered necessary or appropriate to carry out the intent of such transactions.

         8.4 Rights to Profits or Future Distributions. Seller hereby acknowledges that after the Closing he has no rights in any portion of accounts, earnings, profits or other funds of, or distributions by, Buyer, including but not limited to, any portion of the S Corporation "AAA" account attributable to the Shares.

         8.5 S Corp. Termination. Seller acknowledges and agrees that Buyer's S Corporation election and status under the Internal Revenue Code may be terminated voluntarily or involuntarily and at any time and releases Buyer, the holders of the warrants referred to in Paragraph 8.3, and the respective directors, officers, employees, attorneys, and the respective successors and assigns of each them from any claims arising out of or in connection with any such termination.

         9.    ARBITRATION.

               Any dispute between the Buyer and Seller arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by agreement within 30 days after notice of the dispute is given by either party to the other shall be exclusively determined by binding arbitration in accordance with the then current Center for Public Resources ("CPR") Rules for Non-Administered Arbitration of Business Disputes by a sole independent and impartial arbitrator selected pursuant to said Rules.

               The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Dallas, Texas.

               The arbitrator is not empowered to award damages in excess of compensatory damages and the costs of arbitration (including the arbitrator's fees and expenses) to be apportioned among the parties as the arbitrator shall determine.

         10.   SURVIVAL OF WARRANTIES, REPRESENTATIONS AND AGREEMENTS.

               All representations, warranties and agreements made by a party herein or hereunder shall be deemed to be relied upon by the other party(ies) and shall survive the Closing for a period of two (2) years from the Closing Date and all



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

statements made in any certificate, list, schedule, exhibit or other document delivered pursuant hereto prior to or at the Closing shall be deemed warranties and repre sentations made under this Agreement.

         11.   NOTICES.

         All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given as follows to any party or parties (a) upon delivery to the address of the party or parties as specified below if delivered in person or by courier or if sent by certified or registered mail upon receipt (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the following addresses or telecopy numbers, as the case may be:

         If to Buyer, to:

                  Clark/Bardes, Inc.
                  2121 San Jacinto Street
                  Suite 2200
                  Dallas, Texas  75201
                  Fax No.:  214-871-7690
         with a required copy to:

                  Stanley B. Block, Esq.
                  Vedder, Price, Kaufman & Kammholz
                  222 North LaSalle Street
                  Suite 2600
                  Chicago, Illinois  60601-1003
                  Fax No.:  312-609-5005


         If to Seller, to:

                  Henry J. Smith
                  2121 San Jacinto Street
                  Suite 2200
                  Dallas, Texas  75201
                  Fax No.:  214-871-7690

         with a required copy to:

                  Stephen Gleboff, Esq.
                  Hughes & Luce, L.L.P.
                  1717 Main Street, Suite 2800
                  Dallas, Texas  75201
                  Fax No.:  713-547-2300

or to such other address or telecopy number as any party may hereafter designate by written notice in the aforesaid manner. Rejection or refusal to accept or inability to deliver because of changed address when no notice of changed address was given, shall be deemed to be receipt.

         12.   ENTIRE AGREEMENT.

         This Agreement, including the exhibits hereto, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto concerning the subject matter hereof.


         13.   AMENDMENTS.

         This Agreement may be amended by an instrument in writing made by the parties to be bound thereby.

         14.   SPECIFIC PERFORMANCE.

         Seller acknowledges and agrees that the Shares are unique, that damages for the failure of Seller to transfer the Shares pursuant to this Agreement would be an inadequate remedy, and that Buyer shall be entitled to enforcement by judgment for specific performance.

         15.   FURTHER ASSURANCES.

         From time to time after the Closing and without further consideration from Buyer, Seller shall execute and deliver such other instruments of conveyance and transfer and such other documents, and take such other action, as Buyer may reasonably request more effectively to convey, assign, transfer and deliver to, and vest in, Buyer full and complete title to the Shares to put Buyer in possession of all assets and property belonging to the Buyer or to the use or occupancy of which it is entitled at the Closing and otherwise to carry out the terms, provisions and intents of this Agreement.

         16.   REMEDIES CUMULATIVE; NO WAIVER; PERSONS LIABLE.

         All remedies of the parties provided for herein shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other remedies available to the parties, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and no delay or omission of a party to exercise any right accruing upon any breach of the provisions hereof shall impair any such right, or shall be construed to be a waiver of any such breach or an acquiescence therein; and every remedy given herein or by law to any party hereto may be exercised from time to time, and as often as shall be deemed expedient, by such party.

         17.   COUNTERPARTS; CAPTIONS; PRONOUNS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The section and subsection headings contained in this Agreement, refer ences to the schedules and the exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns used herein shall be construed in the masculine, feminine or neuter and in the singular or plural, all as the sense requires.

         18.   PARTIES IN INTEREST.

         This Agreement shall not be assignable by any party, shall be binding upon the parties and their respective successors, heirs, and legal representatives, as the case may be, and, except as otherwise expressly provided, shall inure only to the benefit of the parties signatory to this Agreement and their respective successors, heirs and legal representatives, as the case may be; provided, however, that Buyer may assign its rights hereunder after the Closing (including, but not limited to, any company that may acquire all or substantially all of the assets or business of Buyer or with or into which Buyer may be consolidated or merged).

         19.   APPLICABLE LAW.

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                              /s/ HENRY J. SMITH
                                             -----------------------------------
                                             Henry J. Smith

                                             CLARK/BARDES, INC.


                                             By: [ILLEGIBLE]
                                                --------------------------------
                                             Its: CHAIRMAN OF THE BOARD
                                                 -------------------------------

                                PROMISSORY NOTE

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND CANNOT BE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM, AS THE CASE MAY BE.

         THIS NOTE IS ISSUED PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT DESCRIBED BELOW.

                                   ----------

                                PROMISSORY NOTE

                        Final Maturity September 8, 1999

$337,042.00                                                    September 8, 1997
                                                                   Dallas, Texas

         Clark/Bardes, Inc., a Texas corporation (the "Maker" or the "Company"), for value received, hereby promises to pay to the order of Henry J. Smith or his successors or assigns ("Holder"), the principal amount of Three Hundred and Thirty-Seven Thousand and Forty-Two Dollars ($337,042.00) and to pay interest on the principal amount from time to time remaining unpaid hereon at the rate of ten percent (10%) per annum, from the date hereof until maturity, payable in twenty-four equal, consecutive installments in the amount of Fifteen Thousand Five Hundred and Fifty-Two Dollars and Seventy-Eight Cents ($15,552.78) with the first such installment being due and payable on October 8, 1997 and with like successive installments being due and payable on the eighth day of each calendar month occurring thereafter to and including September 8, 1999, such installments to be applied first to all accrued and unpaid interest due hereon and then to the outstanding principal balance hereof.

         The Maker agrees to pay interest on any overdue installment of principal and interest (to the extent legally enforceable) at the rate of twelve percent (12%) per annum after the due date of such payment, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable to Holder in lawful money of the United States of America in same day or immediately available funds to Holder's at such account or address as provided from time to time in a written notice from Holder to Maker.

         This Note is one of a number of notes (the "Promissory Notes") issued under and pursuant to the terms and provisions of stock purchase agreements dated as of August 22, 1997 (the "Stock Purchase Agreements"), entered into by Malcolm N.

Briggs, Steven J. Cochlan, G. F. Pendleton, III, Don R. Teasley and Henry J. Smith (individually, a "Seller" and collectively, the "Sellers").

         This Note may be prepaid in whole or in part, without penalty or premium; provided, however, that (i) Maker shall pay contemporaneously therewith all accrued and unpaid interest on the principal amount so prepaid, and (ii) any such prepayment may only be made if, contemporaneously therewith, Maker also makes a pro rata prepayment of the outstanding principal balance of each of the other Promissory Notes in an amount equal to (x) the then outstanding principal balance of such Promissory Note, multiplied by (y) the quotient of the principal amount so prepaid under this Note divided by the outstanding principal balance of this Note immediately before giving effect to such principal prepayment. Within 90 days after the Closing (as defined in the Stock Purchase Agreement), the Maker shall use its best efforts to offer up to 1,400,000 shares of capital stock of Maker at a price of $2.40 per share or such other price as determined in the sole discretion of Maker and to such third parties as are selected in the sole discretion of Maker, which may include one or more present shareholders of Maker and may exclude each or any of the Sellers; provided, however, that Maker shall pay to Holder 28.68% of the net proceeds received from any such sale of its capital stock (after deducting all applicable discounts, attorney and accountant fees and other transaction costs) up to and including the remaining unpaid principal balance hereof, plus all accrued but unpaid interest, as a mandatory prepayment.

         Maker hereby agrees to make all payments due on this Note without reduction, offset or counterclaim. Without limiting the generality of the foregoing, Maker hereby waives any right that it may have to a set-off or a credit against the principal payable under this Note for any damages, costs, expenses or losses incurred by the Maker as a result of a breach of any representation, warranty or covenant of Holder or any other Seller pursuant to the Stock Purchase Agreement.

SUBORDINATION OF NOTES

         A. SUBORDINATION; RESTRICTIONS ON SUBORDINATED DEBTS. Anything in this Note to the contrary notwithstanding the indebtedness evidenced by this Note, including without limitation, principal, premium, if any, and interest and any and all fees, expenses, indemnities and all other monies owing at any time pursuant to or in connection with this Note (the "Subordinated Debt"), shall be subordinate and junior to the extent set forth in subparagraphs (i) through (iii), inclusive, below, to all Senior Debt.

         (i) If a Default or an Event of Default shall occur, then, unless and until such Default or Event of Default shall have been remedied by indefeasible payment in full of all Senior Debt in cash or otherwise cured, or expressly waived in writing by all affected holders of Senior Debt, the Company shall not make and, upon receipt by the Holder of written notice from any holder of Senior Debt, the holder of this Note shall not accept or receive, any direct or indirect payment of or on account of any Subordinated Debt;

         (ii) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be indefeasibly paid in full and in cash before any payment is made of or on account of any Subordinated Debt;

         (iii) In any of the proceedings referred to in subparagraph (ii) above, any payment or distribution of any kind or character whether in cash, property, stock or obligations, which may be payable or deliverable by the Company in respect of this Note shall be paid or delivered directly to the Holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any Holder of Senior
Debt) for the ratable application in payment thereof in accordance with the priorities then existing among such Holders, unless and until all Senior Debt shall have been indefeasibly paid in full and in cash.

         (iv) In the event of any of the proceedings referred to in paragraph (ii) above, the Holder of this Note will, at the Required Holder(s) request, file any claim, proof of claim or other instrument of similar character necessary to enforce the obligation of the Company in respect of the Subordinated Debt. In the event that the Holder of this Note should fail to take such action requested by the Required Holder(s), the Required Holder(s) may, as attorney-in-fact for the Holder of this Note, take such action on behalf of the Holder of this Note, and the Holder of this Note hereby irrevocably appoints the Required Holder(s) as attorney-in-fact for the Holder of this Note to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character and to take such other proceedings in the Required Holder(s) own name(s) or in the name of the Holder of this Note as the Required Holder(s) may deem necessary or advisable for the enforcement of the terms contained in this Note; and the Holder of this Note will execute and deliver to the Required Holder(s) such other and further powers of attorney or other instruments as the Required Holder(s) may request in order to accomplish the foregoing;

         (v) If any payment or distribution of any character, whether in cash, securities or other property, shall be received by the Holder of this
Note in contravention of any of the terms of this Note and before all the Senior Debt shall have been indefeasibly paid in full and in cash, such payment or distribution shall be received in trust for the benefit of the Holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the Holders of the Senior Debt for the ratable application in payment thereof in accordance with the priorities then existing among such Holders.

         (vi) The Holder of this Note will not commence any action or proceeding, including, without limitation, an action to recover on a right of set-off or similar right or remedy, against the Company to recover all or any part of the Subordinated Debt or join with any creditor, unless the holders of the Senior Debt shall also join, in bringing any proceedings against the Company under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government unless and until all Senior Debt shall be indefeasibly paid in full and in cash; provided the Holder of this Note may commence any action or proceeding that is necessary to preserve his rights or remedies under this Note that would be lost upon the expiration of any applicable statute of limitations.

         (vii) Payment of the Subordinated Debt will not be secured by any security interest or lien on any assets of, or by a guaranty from, any obligor of the Senior Debt unless all Senior Debt has been indefeasibly paid in full and in cash.

         (viii) The amount, the rate of interest charged, or the time, place, manner, terms or amount of principal or interest payments of this Note, may not be increased or accelerated in any fashion, and, the principal owing with respect to this Note may not be paid prior to the scheduled date of payment thereof, without, in each instance, the prior express written consent of the Required Holder(s) unless all Senior Debt has been indefeasibly paid in full and in cash.

         B. RIGHTS OF HOLDERS OF SENIOR DEBT. The subordination provisions of this Note shall be deemed a continuing offer to all Holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such Holders, and no right of any present or future Holder of any Senior Debt to enforce subordination as provided in this Note shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such Holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Note.

Without in any way limiting the generality of the foregoing, the Holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holders of the Notes to the Holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter (but not increase the principal amount), or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
(ii) release any Person liable in any manner for the payment or collection of Senior Debt; (iii) sell, exchange, release or otherwise deal with all or any part of the property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, Senior Debt; (iv) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety; and (v) apply any sums, by whomsoever paid or however realized, to Senior Debt.

         C.      DEFINITIONS.

         "DEFAULT" shall mean a Default as such term is defined either the Senior Note Agreement, the SPSS Note Agreement, the Put Note Agreement, the Working Capital Note Agreement or the Medium Term Notes.

         "EVENT OF DEFAULT" shall mean an Event of Default as such term is defined either the Senior Note Agreement, the SPSS Note Agreement, the Put Note Agreement, the Working Capital Note Agreement or the Medium Term Notes.

         "MEDIUM TERM NOTES" shall mean any and all MEDIUM TERM NOTES of the Company issued pursuant that certain Asset Purchase Agreement dated as of September 5, 1997 among the Company, Bank Compensation Strategies, Inc. and certain individuals.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization an a government or any department or agency thereof

         "PUT RIGHTS AGREEMENT" shall mean that certain PUT RIGHTS AGREEMENT dated of even date herewith (as the same may be amended, modified, supplemented or restated from time to time) among the Company, Great-West Life Assurance Company, AEGON USA Investment Management, Inc. and Nationwide Life insurance Company; the term "PUT RIGHTS" shall mean any and all PUT RIGHTS of the Company issued pursuant to the Put Note Agreement.

         "REQUIRED HOLDER(S)" shall mean the Holder or Holders of at least 50.1% of the aggregate principal amount of the Senior Debt from time to time outstanding.

         "SENIOR DEBT" shall mean the following obligations for the payment of which the company is responsible or liable as obligor, guarantor or otherwise including, without limitation, principal, premium, if any, interest (including interest incurred after the filing of any of the proceedings referred to in paragraph A(ii) above) and any and all fees, expenses, indemnities and all other monies whether now owing or hereafter incurred in respect of (i) the Senior Notes or the Senior Note Agreement, (ii) the SPSS Notes or the SPSS Note Agreement,
(iii) the Put Notes or the Put Note Agreement, (iv) the Working Capital Notes or the Working Capital Note Agreement or (v) the Medium Term Notes, provided, however, that notwithstanding anything contained herein to the contrary, Senior Debt shall not include more than $3,000,000 aggregate principal amount of Working Capital Notes and $5,700,000 aggregate principal amount of Medium Term Notes, together with premium, if any, interest (including interest incurred after the filing of any of the proceedings referred to in paragraph A(ii) above) and any and all fees, expenses, indemnities and all other monies whether now owing or hereafter incurred in respect of such Working Capital Notes or Medium Term Notes.

         "SENIOR NOTE AGREEMENT" shall mean that certain NOTE AGREEMENT dated of even date herewith (as the same may be amended, modified, supplemented or restated from time to time) among the Company, Great-West Life Assurance Company, AEGON USA Investment Management, Inc. and Nationwide Life Insurance Company; the term "SENIOR NOTES" shall mean any and all SENIOR SECURED NOTES of the Company issued pursuant to the Senior Note Agreement.

         "SPSS NOTE AND WARRANT PURCHASE AGREEMENT" shall mean that certain NOTE AND WARRANT PURCHASE AGREEMENT dated of even date herewith (as the same may be amended, modified, supplemented or restated from time to time) among the Company, Great-West Life Assurance Company, AEGON USA Investment Management, Inc. and Nationwide Life Insurance Company; the term "SPSS Notes" shall mean any and all SECOND PRIORITY SENIOR SECURED PROMISSORY NOTES of the Company issued pursuant to the SPSS Note and Warrant Purchase Agreement.

         "WORKING CAPITAL NOTE AGREEMENT" shall mean that certain agreement regarding that certain revolving working capital facility which shall be entered into by the Company with a working capital lender as determined by the Maker within 180 days after the date hereof; the term "WORKING CAPITAL NOTES" shall mean any and all WORKING CAPITAL NOTES of the Company issued pursuant to the Working Capital Note Agreement.

         If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday under the laws of the State of Texas, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension at the rate specified herein.

         Regardless of any provision contained in this Note, Holder is not entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the principal balance of this Note, any amount in excess of the Maximum Rate, and, if Holder ever does so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to Maker. In determining if the interest paid or payable exceeds the Maximum Rate, Maker and Holder shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and their effects, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Note. However, if the Note is paid in full before the Maturity Date, and if the interest received for its actual period of existence exceeds the Maximum Amount, Holder shall refund any excess (and Holder may not, to the extent permitted by law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). For purposes of determining the "Maximum Rate" or the "Maximum Amount," those terms mean the "indicated rate ceiling" from time to time in effect under Article 5069-1.04, Title 79, Revised Civil Status of Texas, as amended. As used herein, "Maximum Amount" and "Maximum Rate" respectively mean, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable law, Holder is permitted to contract for, charge, take, reserve, or receive on the indebtedness evidenced by this Note.

         No delay on the part of Holder or any other holder of this Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Holder or any subsequent holder hereof.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waiver presentment for payment, demand, protest, and notice of dishonor.

         In addition to and not in limitation of the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable law, that should the indebtedness represented by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection, the undersigned agrees to pay, in addition to the principal and interest due and payable hereon, all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

         The undersigned agrees that if default shall be made in the payment when due of any principal of or interest on this Note, then the entire principal balance hereof and the interest accrued hereon may be declared to be immediately forthwith due and payable by the holder hereof, and any indebtedness of Holder or any other holder of this Note to Maker may be offset and applied hereon and the holder of this Note shall be entitled to exercise any other remedies available at law, in equity or otherwise.

         This Note has been delivered at and shall be deemed to have been made at Dallas, Texas and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Texas. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                       CLARK/BARDES, INC., a Texas corporation


                                       By: /s/ MELVIN TODD
                                           -------------------------------------
                                       Its: President and CEO
                                            ------------------------------------

                                     Smith
                             Amortization Schedule


Principal      337,042.00                      Computed Pymnt    15,552.78
Rate                  10%                      Total to Pay     373,266.72
Term (Mos.)            24


                                                                                                              Total
                          Total               Principal           Interest            Unpaid                  Unpaid
      Month              Payment               Payment            Payment            Principal                Balance
-----------------    ----------------     -----------------    --------------     ------------------     ------------------
Beginning Balance                                                                    337,042.00             373,266.72

        1               15,552.78             12,744.10           2,808.68           324,297.90             357,713.94
        2               15,552.78             12,850.30           2,702.48           311,447.60             342,161.16
        3               15,552.78             12,957.38           2,595.40           298,490.22             326,608.38
        4               15,552.78             13,065.36           2,487.42           285,424.86             311,055.60
        5               15,552.78             13,174.24           2,378.54           272,250.62             295,502.82
        6               15,552.78             13,284.02           2,268.76           258,966.60             279,950.04
        7               15,552.78             13,394.72           2,158.06           245,571.88             264,397.26
        8               15,552.78             13,506.35           2,046.43           232,065.53             248,844.48
        9               15,552.78             13,618.90           1,933.88           218,446.63             233,291.70
       10               15,552.78             13,732.39           1,820.39           204,714.24             217,738.92
       11               15,552.78             13,846.83           1,705.95           190,867.41             202,186.14
       12               15,552.78             13,962.22           1,590.56           176,905.19             186,633.36
       13               15,552.78             14,078.57           1,474.21           162,826.62             171,080.58
       14               15,552.78             14,195.89           1,356.89           148,630.73             155,527.80
       15               15,552.78             14,314.19           1,238.59           134,316.54             139,975.02
       16               15,552.78             14,433.48           1,119.30           119,883.06             124,422.24
       17               15,552.78             14,553.75             999.03           105,329.31             108,869.46
       18               15,552.78             14,675.04             877.74            90,654.27              93,316.68
       19               15,552.78             14,797.33             755.45            75,856.94              77,763.90
       20               15,552.78             14,920.64             632.14            60,936.30              62,211.12
       21               15,552.78             15,044.98             507.80            45,891.32              46,658.34
       22               15,552.78             15,170.35             382.43            30,720.97              31,105.56
       23               15,552.78             15,296.77             256.01            15,424.20              15,552.78
       24               15,552.78             15,424.24             128.54                -0.04                   0.00

                                 SMITH/WAMBERG
                             CANCELLATION AGREEMENT

         AGREEMENT entered into as of August 22, 1997 between Henry J. Smith ("Smith") and W. T. Wamberg ("Wamberg").

         I.      RECITALS

         A. On April 23, 1997, Smith purchased from Wamberg 755,253 shares of Common Stock of Clark/Bardes, Inc. ("CBI"), and on April 25, 1997 Smith purchased from Wamberg an additional 313,980 shares of Common Stock of CBI, being a total of 1,069,233 shares, each at a price of $2.40 per share, paid with promissory notes (together the "Wamberg Share Purchases").

         B. Smith has agreed to relinquish his right to purchase, and Wamberg has agreed to relinquish his right to receive payment under or with respect to the Wamberg Share Purchases.

         II.     AGREEMENT

         A. Smith agrees to, and does hereby, relinquish his right to purchase all shares of CBI under or with respect to the Wamberg Share Purchases. Smith warrants and represents to Wamberg that he has good title and full right and power to transfer all of such shares free and clear of any lien, claim or encumbrances.

         B. Wamberg agrees to, and does hereby, relinquish his right to payment under or with respect to the Wamberg Share Purchases.

         C. A closing shall be held at the office of Clark/Bardes, Inc. 2121 San Jacinto Street, Suite 2200, Dallas, TX on August 29, 1997, commencing at 11:00 A.M., or such other time and place as the parties may agree, at which:

                 (1). Smith will deliver to Wamberg certificates representing all shares purchased under or with respect to the Wamberg Share Purchases, duly endorsed, or accompanied by separate stock powers duly endorsed, by Seller and his spouse, free and clear of all liens, claims or encumbrances.

                 (2). Wamberg will deliver to Smith the promissory notes which were delivered to Wamberg under or with respect to the Wamberg Share Purchases, marked canceled.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

         /s/ HENRY J. SMITH                        /s/ W. T. WAMBERG
         ------------------                        -----------------
         HENRY J. SMITH                            W. T. WAMBERG

                               NOVATION AGREEMENT


         THIS AGREEMENT dated as of August 22, 1997 is made by and among Henry
J. Smith ("Seller"), W. T. Wamberg ("Wamberg"), Mel G. Todd ("Todd"), Frank Kelly ("Kelly"), George V. Blaha, Jr. ("Blaha"), William Chatfield ("Chatfield") and Bennett Meyer ("Meyer") (Todd, Kelly, Blaha, Chatfield and Meyer are collectively referred to herein as "Additional Buyers").

WHEREAS, Seller, Wamberg and Additional Buyers have entered into that certain Stock Purchase Agreement dated as of February 28, 1997 (the "Old Smith Purchase Agreement") pursuant to which Seller sold to Wamberg 541,667 shares (the "Wamberg Purchase") of common stock of Clark\Bardes, Inc., a Texas corporation (the "Company"), and pursuant to which Seller intended to sell to Wamberg and Additional Buyers 1,297,018 shares of common stock of the Company in amounts listed on Schedule A to the Old Smith Purchase Agreement (the "Group Purchase");

         WHEREAS, the Wamberg Purchase was completed pursuant to the terms of the Old Smith Purchase Agreement and the Group Purchase was never completed and all rights and obligations related to the Group Purchase remain unfulfilled;

         WHEREAS, Seller and the Company entered into that certain Stock Purchase Agreement dated as of August 22, 1997 (the "New Smith Purchase Agreement") pursuant to which the Company shall purchase 1,404,305 shares of stock in the Company from Seller; and

         WHEREAS, Seller, Wamberg, and Additional Buyers have agreed to terminate the Old Purchase Agreement, effective as of the date hereof and replace such agreement with the New Smith Purchase Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the payments herein provided for and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Novation. Seller, Wamberg and Additional Buyers hereby agree that the Old Smith Purchase Agreement is terminated and shall be considered null and void as it relates to the Group Purchase which was not consummated and will not be consummated in the form described in the Old Smith Purchase Agreement. The rights and obligations of Seller, Wamberg and Additional Buyers as they relate to the Group Purchase are of no further force and effect and the parties shall have no further rights or obligations related thereto. Seller, Wamberg and Additional Buyers hereby agree that the Old Smith Purchase Agreement is replaced with the New Smith Purchase Agreement as it relates to the Group Purchase. Any proxies executed and delivered in accordance with the Old Smith Purchase Agreement shall be deemed terminated and of no further effect.

         2. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto concerning the subject matter hereof.

         3. Applicability to Parties. This Agreement shall be binding upon each party hereto effective upon such party executing the Agreement.

         4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                               /s/ HENRY J. SMITH
                                               ---------------------------------
                                               Henry J. Smith


                                               /s/ W. T. WAMBERG
                                               ---------------------------------
                                               W. T. Wamberg


                                               /s/ MEL G. TODD
                                               ---------------------------------
                                               Mel G. Todd



                                               ---------------------------------
                                               Frank Kelly



                                               ---------------------------------
                                               George V. Blaha, Jr.


                                               /s/ WILLIAM CHATFIELD
                                               ---------------------------------
                                               William Chatfield


                                               /s/ BENNETT MEYER
                                               ---------------------------------
                                               Bennett Meyer

CLARK/BARDES, INC.
FEIN
FORM 1120S

YEAR ENDED DECEMBER 31, 1997


    ELECTION TO CLOSE BOOKS UPON TERMINATION BY S CORPORATION SHAREHOLDER

  Clark/Bardes, Inc. with the consent of all its shareholders during the taxable year ending December 31, 1997, elects under IRC Section 1377(a)(2) and Treasury Regulation Section 1.1377-1(b) to have the rules under IRC Section 1377(a)(1) prorating S corporation items, apply as if the taxable year consisted of the following taxable years:

                                                                                     Percent
                 Period Covered                    Stockholder                        Owned
         -----------------------------            --------------                  ------------
         Year #1  1/01/97 -   /  /97              Henry J. Smith
         Year #2   /  /97 - 12/31/97              Henry J. Smith

  This election is made with the consent of the corporation and all its shareholders and with respect to the termination of the interest of Henry J. Smith, who terminated his interest in the corporation on _______________________, 1997. The manner of the termination was the redemption by Clark/Bardes, Inc. of all shares owned by the stockholder.

  Under penalties of perjury, I declare that I have examined this election and to the best of my knowledge and belief, it is true, correct and complete.

                                             Clark/Bardes, Inc.
  ----------------------
  Date                                       By
                                               ---------------------------------
                                                      (Name, Title)

                             CONSENT OF SHAREHOLDER

  The undersigned shareholder owning stock during the taxable year ending December 31, 1997, consents to the above election by the corporation under IRC Section 1377(a)(2) and Treasury Regulation Section 1.1377-1(b) to have the rules of IRC Section 1377(a)(l) apply as if the taxable year consisted of two taxable years.

        9-4-97                               /s/ HENRY J. SMITH
  ----------------------                     -----------------------------------
  Date                                       Henry J. Smith
                                             SSN 525443665
                                                 ---------